1Q20 Earnings Conference Call April 22, 2020 Len Williams, President and Chief Executive Officer Mark Olson, Executive VP and Chief Financial Officer Exhibit 99.2

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including, but not limited to: The duration and impact of the COVID-19 pandemic; Changes in general economic conditions, either nationally or in our market areas; Adequacy of allowance for credit losses and estimation of current expected credit losses; Sufficiency of capital; Impact of changes in overall interest rate environment and other market risks; Fluctuations in demand for loans and other financial services in our market areas; Changes in legislative or regulatory requirements or the results of regulatory examinations; Stability of funding sources and continued availability of borrowings; Changes in accounting policies and practices and the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and These and other risks as may be detailed from time to time in our filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. These risks could cause our actual results in 2020 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results, financial condition and stock price performance. Confidential Page

COVID-19 Operational Response and Preparedness Page

Timeline of Events Feb 18—Employee communication regarding general precautions during flu season; Mar 9—Initiated formal business continuity plan for pandemic response; Mar 10—Issued formal communication regarding pandemic plan to employees, including limitation of travel for employees and vendors; Mar 11—Ordered additional supplies needed to protect employees; Mar 12—Ordered additional laptops, phones, VPN licenses, Zoom licenses, and instructed download of alert systems to communicate status to employees; Mar 13—Initiated daily meeting with pandemic response team; Mar 13—Virtual call with all managers discussing pandemic response and formal communication to employees regarding working from home; Mar 13—Email, direct mail, and website communications to bank clients; Mar 13—Excused high risk employees to work from home and started excusing employees who already had remote access; Mar 16—Began providing computer equipment and remote access to administrative employees, who would normally not have remote access; Mar 16—Commenced daily regional operations coordination meeting to address staffing issues in branches; Confidential Page

Timeline of Events Mar 16—Sent video from CEO discussing our pandemic response to employees and communicated to employees that there would be no changes in employment status or pay over the next 60 days; Mar 16—Begun one-on-one conference calls with largest business relationships to provide assistance; Mar 16—Announced temporary branch closures; Mar 18—Utah experienced a 5.7 magnitude earthquake and additional measures were incorporated into overall business continuity plan; Mar 19—Announced that all branch lobbies would close and business would be transacted through drive-up windows or by appointment only; Mar 20—Radio campaign regarding safety and security of banks; Mar 20—Sent out alert media notification to all employees to ensure contact with all employees; Mar 23—Conference call with 1,700 businesses communicating relief programs; Confidential Page

Timeline of Events Mar 23—Offered loan payment relief to both business and individual clients; Mar 27—Radio campaign announcing relief programs for small businesses by us and government agencies; Mar 27—Achieved 56% of our workforce working from home; Mar 30—Announced suspension of share repurchases; Mar 30—Undertook call campaign to small client relationships by retail branch employees, who are currently working from home; Mar 31—Sent new FMLA guidelines to employees; April 7—Began taking online applications for clients to SBA PPP; and April 7—Provided option to apply for SBA PPP for both clients and non-clients through relationship with a Fintech firm. Confidential Page

Board and Management Oversight Board Oversight Confidential Page Management Execution Pandemic Response Team Meet on a daily basis Chair, President and CEO Chief Financial Officer Enterprise Risk Officer Chief People Officer Chief Banking Officer Chief Lending Officer Chief Credit Officer General Counsel Chief Information Officer Chief Technology Officer Director of Operations Director of Marketing Enterprise Risk Oversight Committee Audit and Compliance Committee Audit and Compliance Committee

Operational Response and Preparedness Immediate dispersion of high risk employees; Immediate dispersion of employees with remote access: Relationship managers and treasury client services Credit functions and loan review functions Corporate departments (administration, accounting, risk, compliance, legal, internal audit, IT) Exit of retail branch employees as staffing needs were reduced with lobby closures; Acquisition of computer equipment and telephony to allow for an orderly dispatch of employees by each administrative department that did not previously have remote access capabilities: Customer care department Loan processing department Operations department Wireroom department Confidential Page

Employee Protection & Assistance Daily Staff Readiness Reporting Confidential Page Take Care of Employees Enhance office cleaning to mitigate impact for those employees required to work onsite; No employee to be displaced for 60 days; Paid time off available to be used to care for family members who are ill in accordance with FFCRA; Continued to offer employee assistance program for those employees who may need emotional support associated with working remotely; Health benefits expanded to cover COVID-19 related medical issues: Waiver of prior authorization for diagnosis No cost share for employees to test for virus Increased access to prescription medications No cost for telemedicine and nurse advice hotlines 6 As of March 19, 2020 To date, 85% of administrative functions and 55% of production areas are working from home.

Programs to Support Clients and Communities Page

Branch Channel Delivery Changes Closure of 2 branches, lobby access by appointment only, reduced hours; Staffing needs reviewed on a daily basis; Branch staff sent home have been assigned to reach out to existing clients to assist with online mobile banking, remote deposits, and general financial needs; Loan officers are actively reaching out to existing clients to determine any financial assistance and to introduce relief programs either offered by us or government agencies; Emergency Cash protocol: Increased physical cash inventory at each open branch location Daily monitoring of cash activities both in the branches and ATMs Increased replenishment schedule with courier to ensure constant inventory Confidential Page

Relief Programs On March 27, 2020, AltabankTM announced borrower relief programs to provide assistance for our business and consumer clients. These programs require bank approval and must be requested by the client: Businesses impact by COVID-19 Full deferral of loan payments for commercial clients of up to six months and re-amortization of payments after deferral period Processed approximately 400 loans with balances totaling $340 million, average payment of $7,500, average period deferred is 5.1 months, and total deferred payments is $15.9 million Consumers impacted by COVID-19 Offered deferred loan payments of up to 90 days to any consumer Processed approximately 80 loans with balances totaling $1.0 million On April 7, 2020, AltabankTM began taking applications for the Small Business Administration’s Paycheck Protection Program Processed approximately 225 applications totaling $65 million, which will be fully funded by next week, and directed overflow applications to a Fintech firm. We expect to process additional applications if Congress passes additional funding Confidential Page

Financial Data for Potential Impacted Business Sectors Page

Potential Impacted Business Sectors Confidential Page 6 Total Loans As of March 31, 2020 $159,729 $64,914 $58,555 $15,951 $11,472

Potential Impacted Business Sectors Confidential Page 6 ADC Loans $5,887 $27,015 $9,711 $2,799 As of March 31, 2020 $542 million in unfunded commitments that may only be drawn on progressive completion of the project and inspection by the bank.

Potential Impacted Business Sectors Confidential Page 6 Commercial RE—Owner As of March 31, 2020 $95,162 $7,608 $8,707

Potential Impacted Business Sectors Confidential Page 6 Commercial RE—Investor As of March 31, 2020 $47,374 $37,900 $48,844

Potential Impacted Business Sectors Confidential Page 6 Commercial & Industrial As of March 31, 2020 $5,544 $2,765 $300 million in unfunded commitments that are primarily asset-based and can only be drawn on the appropriate available collateral $11,306

Asset Quality Trends Page

Asset Quality Snapshot Confidential Page 30+ Delinquent Loans / Gross Loans NCOs / Average Loans Allowance for Credit Losses / Loans HFI NPAs / Assets

Delinquent Loans Confidential Page Delinquent Loans ($000) Delinquent Loans / Total Loans

Nonperforming Assets Confidential Page Total Nonperforming Assets ($000) Nonperforming Assets / Total Assets

QTD Net Charge-offs / Recoveries Confidential Page Net Charge-offs / Average Loans

Acquisition, Development & Construction Confidential Page Total ADC Loans ($000)

Reduced Loan Concentrations Confidential Page ADC/Total Capital CRE/Total Capital

Unfunded Commitments Confidential Page

Deposit Market Share Page

Deposit Market Share in Utah Confidential Page Source: S&P Global

Deposit Market Share in Utah Counties Confidential Page Source: S&P Global

Deposit Market Share in UT, ID, and WY Confidential Page Source: S&P Global

Financial Performance Page

Company Snapshot Confidential Page

Loan Growth Trend & Composition Confidential Page Loan Portfolio Growth $1,048 $1,120 $1,627 $1,679 CAGR 9% Loan Composition $1,642 $268 $1,681

Deposit Growth Trend & Composition Confidential Page Deposit Portfolio Growth CAGR 10% $1,311 $1,427 $1,815 $2,056 Deposit Composition $1,877 $2,122

Net Income Confidential Page Annual Net Income Core Quarterly Net Income “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA CAGR 24%

Pre-Tax, Pre-Provision Income Confidential Page Annual PTPP Income Core Quarterly PTPP Income “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA CAGR 21%

Earnings Per Share Confidential Page Annual EPS Core Quarterly EPS “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA CAGR 19%

Dividends Per Share Confidential Page Annual Dividend Quarterly Dividend CAGR 17% Board approved quarterly dividend of $0.14 to be paid in Q2-20

Net Interest Margin Confidential Page Yields & NIM COF

Efficiency Ratio Confidential Page Annual Efficiency Ratio Core Quarterly Efficiency Ratio “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Return on Assets Confidential Page Annual ROA Core Quarterly ROA “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Return on Equity Confidential Page Annual ROE Core Quarterly ROE “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Enhancing Secondary Liquidity Sources Confidential Page Cash & Securities ($000) Liquid Asset / Total Assets

Total Additional Liquidity Sources Confidential Page Total Available Liquidity ($000)

CECL Adoption The Company fully adopted CECL on January 1, 2020 and took the full impact against its regulatory capital ratios. Confidential Page

Higher Allowance for Credit Losses Confidential Page Allowance for Credit Losses ($000) ACL / Total Loans HFI (%) (1) Increase in ACL is the result of adopting CECL in Q1-20

Strengthening Capital Position Confidential Page Tier I Capital ($000) Leverage Capital Ratio (1) Decrease in capital is the result of adopting CECL in Q1-20 (1)

Summary Effective rollout of pandemic business continuity plan with primary focus protecting our employees, while providing financial relief to clients; Actively engaged in providing financial relief to clients through internal relief programs and offering assistance with the SBA’s Paycheck Protection Program; Focus on impacted business sectors to provide financial relief. Greatest percentages of loans in impacted business sectors are real estate loans; Fortified balance sheet with strong capital, allowance for credit losses, reduced loan concentrations, and strong liquidity position will mitigate negative effects related to COVID-19 pandemic. Confidential Page